UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 26, 2016

WORLD FUEL SERVICES CORPORATION

(Exact name of registrant as specified in its charter)

Florida	1-9533	59-2459427
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9800 N.W. 41st Street
Miami, FL	33178
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 428-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On May 26, 2016, World Fuel Services Corporation (the “Company”) held its annual meeting of shareholders.  The matters voted upon and the results of the vote were as follows:

Proposal 1: Election of Directors

The shareholders elected all of the Company’s nominees for director for one-year terms expiring on the date of the annual meeting in 2017 or until their successors are duly elected and qualified.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Michael J. Kasbar	54,686,977	2,294,455	6,113,306
Ken Bakshi	56,398,105	583,327	6,113,306
Jorge L. Benitez	56,685,090	296,342	6,113,306
Richard A. Kassar	45,232,086	11,749,346	6,113,306
Myles Klein	56,516,896	464,536	6,113,306
John L. Manley	56,693,853	287,579	6,113,306
J. Thomas Presby	56,533,113	448,319	6,113,306
Stephen K. Roddenberry	56,248,222	733,210	6,113,306
Paul H. Stebbins	56,546,585	434,847	6,113,306

Proposal 2: Approval of the World Fuel Services Corporation 2016 Omnibus Plan

The shareholders approved the World Fuel Services Corporation 2016 Omnibus Plan.

Votes For	Votes Against	Abstentions	Broker Non-Votes
54,778,029	2,105,365	98,038	6,113,306

Proposal 3: Non-Binding, Advisory Vote on Executive Compensation

The shareholders approved, by a non-binding, advisory vote, the compensation of the Company’s named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
55,367,634	1,509,498	104,300	6,113,306

Proposal 4: Ratification of Appointment of Independent Registered Certified Public Accounting Firm

The shareholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered certified public accounting firm for the 2016 fiscal year.

Votes For	Votes Against	Abstentions	Broker Non-Votes
62,687,989	305,461	101,288	—

Item 9.01.                Financial Statements and Exhibits

(d)                                 Exhibits

Exhibit No.	Description

10.1	World Fuel Services Corporation 2016 Omnibus Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: June 2, 2016	World Fuel Services Corporation

/s/ R. Alexander Lake
R. Alexander Lake
Senior Vice President, General Counsel and
Corporate Secretary

EXHIBIT INDEX

Exhibit	Description

10.1	World Fuel Services Corporation 2016 Omnibus Plan.